                                                                    Ex-99.16(a)


              Merrill Lynch Developing Capital Markets; Fund, Inc.

                                  Total Return

                                                                            Period from
                                                                             09/01/89           Annual
                                                                            (Inception)          Total
                                                                            to 12/31/89         Return*
                                                                            -----------      ----------
               Initial Investment                                             $1,000.00       $1,000.00

               Divided by
               maximum Offering Price                                             10.00
                                                                            -----------
               Divided by Not Asset Value                                                          9.60
                                                                                             ----------
               Equals Shares Purchased                                           100.00          104.17

               Plus Shares Acquired through
                 Dividend Reinvestment                                             1.32            1.29
                                                                            -----------      ----------

               Equals Shares Held
                 at 12/31/89                                                     101.32          105.46

               Multiplied by   Net Asset
                 Value at 12/31/89                                                10.13           10.13
                                                                            -----------      ----------

                                                                              $1,026.40       $1,068.30
                 Less 2% Redeemtion Fee                                          (20.00)         (20.00)
                                                                            -----------      ----------
               Equals Ending Redeemable
                 Value at $1,000
                 Investment (ERV) at 12/31/89                                 $1,006.40       $1,048.30

               Divided by $1,000 (P)                                             1.0064          1.0483

               Subtract 1                                                        0.0064          0.0483

               Expressed as a percentage
                 equals the Aggregate Total
                 Return for the Period (T)                                         0.64%
                                                                            ===========

               Expressed as a percentage
                 equals the Aggregate Total
                 Return for the Period                                                             4.83%
                                                                                             ==========
               ERV divided by P
                                                                                 1.0064

               Raise to the power of                                            1/.3260

               Equals                                                            0.1987

               Subtract I                                                        0.0198

               Expressed as a percentage
                 equals the Average
                 Annualized Total Return                                           1.98%
                                                                            ===========